EXHIBIT 21
                            ANDREW CORPORATION AND SUBSIDIARIES
                              List of Significant Subsidiaries

Significant subsidiaries of the registrant, all of which are wholly-owned unless otherwise indicated, are as follows:

                                                              Jurisdiction
Name of Subsidiary                                            of Incorporation
- - - ------------------                                            ----------------

Andrew AG..........................................................Switzerland
Andrew Canada Inc.......................................................Canada
Andrew Communications B.V..........................................Netherlands
Andrew Corporation (Australia) Pty. Ltd..............................Australia
Andrew Data Corporation......................................State of Delaware
Andrew Espana, S.A.......................................................Spain
Andrew GmbH............................................................Germany
Andrew International Corporation.............................State of Illinois
Andrew KMW Systems Inc.......................................State of Delaware
Andrew Kommunikationssysteme AG....................................Switzerland
Andrew Corporation (Mexico), S.A. de C.V................................Mexico
Andrew NPG Ltd..................................................United Kingdom
Andrew SciComm Inc..............................................State of Texas
Andrew S.A.R.L..........................................................France
Andrew S.R.L.............................................................Italy
Andrew Systems Inc...........................................State of Delaware
Andrew VSAT Systems Inc....................................State of California
 (owned 90%)
Andrew Wireless Products, S.A......................................Switzerland
Emerald Technology, Inc....................................State of Washington
UCI/Unified Communications, Inc.............................State of Minnesota
 (owned 80%)